2020 - Full Year Earnings Webcast February 12, 2021

Presenting Today 2 Bob Rowe, President & CEO Brian Bird, Chief Financial Officer Forward Looking Statements During the course of this presentation, there will be forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often address our expected future business and financial performance, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” or “will.” The information in this presentation is based upon our current expectations as of the date of this document unless otherwise noted. Our actual future business and financial performance may differ materially and adversely from our expectations expressed in any forward-looking statements. We undertake no obligation to revise or publicly update our forward-looking statements or this presentation for any reason. Although our expectations and beliefs are based on reasonable assumptions, actual results may differ materially. The factors that may affect our results are listed in certain of our press releases and disclosed in the Company’s 10-K along with other public filings with the SEC.

• Net income for 2020 was $155.2 million. This is a $46.9 million, or 23.2%, decrease as compared to the same period in 2019. • Diluted earnings per share (EPS) were $3.06. This is a $0.92, or 23.1%, decrease as compared to 2019 o Non-GAAP Adjusted EPS were $3.35, within our guidance range of $3.30-$3.45. This is a $0.07, or 2.0% decrease as compared to 2019. 2020 and Recent Highlights 3 • The Board of Directors declared a quarterly dividend of $0.62 per share (a 3.3% increase) payable March 31st to shareholders of record as of March 15th, 2021. • We realized our best safety year on record while also completing a record year of capital projects. – Recordable incident rate down from 1.86 in 2019 to 1.36 in 2020 – Lost time incident rate down from 0.58 in 2019 to 0.39 in 2020 • The competitive solicitation process for capacity generation in Montana continues. We are reviewing the independent administrators analyses and expect to announce the selection of multiple projects during the first quarter of 2021. We anticipate that at least one of our projects will be among those selected resulting in owned capacity generation investment in excess of $200 million over the next three years, assuming we receive approval from the MPSC.

Summary Financial Results 4 (1) (Full Year) (1) Gross Margin, defined as revenues less cost of sales, is a non-GAAP Measure See appendix for additional disclosure.

5 Gross Margin (Full Year) (1) Gross Margin, defined as revenues less cost of sales, is a non-GAAP Measure See appendix for additional disclosure. (dollars in millions) Twelve Months Ended December 31, 2020 2019 Variance Electric $ 704.2 $ 741.6 $ (37.4) (5.0)% Natural Gas 188.3 198.3 (10.0) (5.0)% Total Gross Margin $ 892.5 $ 939.9 $ (47.4) (5.0)%(1) Decrease in gross margin due to the following factors: $ (11.0) Electric retail volumes and demand (10.6) Natural gas retail volumes (9.4) Disallowance of prior period supply costs (3.3) Lower electric QF liability adjustment (2.7) Montana electric supply cost recovery (2.7) Electric transmission (1.2) Montana natural gas production rates 1.6 Montana electric retail rates (9.2) Other $ (48.5) Change in Gross Margin Impacting Net Income $ 6.3 Property taxes recovered in trackers, offset in property tax expense (5.0) Production tax credits flowed-through trackers, offset in income tax expense (0.1) Operating expenses recovered in trackers, offset in operating expense (0.1) Gas production taxes recovered in revenue, offset in property & other taxes $ 1.1 Change in Gross Margin Offset Within Net Income $ (47.4) Decrease in Gross Margin

Weather 6 (Full Year) We estimate overall unfavorable weather in 2020 resulted in a $9.8 million pretax detriment as compared to normal and a $17.1 million detriment as compared to 2019. Degrees Fahrenheit from Average

Decrease in operating, general & administrative expense due to the following factors: $ (10.1) Employee benefits (4.1) Labor (3.2) Hazard tree removal (3.0) Travel and training (1.2) Environmental costs (0.9) Generation maintenance 3.0 Uncollectible Accounts (3.2) Other miscellaneous $ (22.7) Change in OG&A Items Impacting Net Income Operating Expenses 7 (Full Year) (dollars in millions) Twelve Months Ended December 31, 2020 2019 Variance Operating, general & admin. $ 297.1 $ 318.2 $ (21.1) (6.6)% Property and other taxes 179.5 171.9 7.6 4.4% Depreciation and depletion 179.6 172.9 6.7 3.9% Operating Expenses $ 656.2 $ 663.0 $ (6.8) (1.0)% $ 7.0 Pension and other postretirement benefits, offset in other income (0.1) Operating expenses recovered in trackers, offset in revenue (5.3) Non-employee directors deferred compensation, offset in other income $ 1.6 Change in OG&A Items Offset Within Net Income $ (21.1) Decrease in Operating, General & Administrative Expenses $7.6 million increase in property and other taxes was primarily due to plant additions and higher estimated property valuations in Montana. $6.7 million increase in depreciation and depletion expense was primarily due to plant additions

Operating to Net Income 8 (dollars in millions) Twelve Months Ended December 31, 2020 2019 Variance Operating Income $ 236.2 $ 276.9 $ (40.7) (14.7)% Interest Expense (96.8) (95.1) (1.7) (1.8)% Other Income, net 4.8 0.4 4.4 1,237.0% Income Before Taxes 144.2 182.2 (38.0) (20.8)% Income Tax Benefit 11.0 19.9 (8.9) (44.7)% Net Income $ 155.2 $ 202.1 $ (46.9) (23.2)% (Full Year) $1.7 million increase in interest expenses was primarily due to higher borrowings issued as a precautionary measure in order to increase our cash position and preserve financial flexibility in light of the uncertainty in the markets, partially offset by lower interest rates on our revolving credit facilities. $4.4 million increase in other income was primarily due to a $7.0 million decrease in pension expense that was partly offset by a $5.3 million decrease in the value of deferred shares held in trust for non-employee directors deferred compensation (both of which are offset in operating, general and administrative expense with no impact to net income), and higher capitalization of AFUDC. $8.9 million decrease in income tax benefit due primarily due to the release of approximately $22.8 million of unrecognized tax benefits in 2019, including $2.7 million of accrued interest and penalties, due to the lapse of statutes of limitation in the second quarter of 2019.

Income Tax Reconciliation 9 (Full Year)

Balance Sheet 10 Debt to Capitalization remains within our targeted 50% - 55% range. In 2020, we netted our excess deferred income taxes in regulatory liabilities. This reclassification had no effect on previously reported Net income or Shareholders Equity balance.

Cash Flow 11 Cash from operating activities increased by $55.4M primarily due to improved collections of energy supply costs in the current period, as compared with higher procured supply costs and payments reducing cash flows in 2019, including TCJA credits to Montana customers of approximately $20.5 million and transmission generation interconnection refunds. These improvements were offset in part by reduced net income.

Net Operating Losses & Effective Tax Rates 12 Cash Taxes: We anticipate NOLs to be available into 2021 with production tax and other credits to largely offset any federal cash tax obligations until 2024. Effective Tax Rate: We anticipate the effective tax rate (ETR) for 2021 to be approximately (2.5%) to 2.5% of pre-tax income. The ETR is expected to gradually approach 10% - 12% by 2025.

(1) As a result of the adoption of Accounting Standard Update 2017-07 in March 2018, pension and other employee benefit expense is now disaggregated on the GAAP income statement with portions now recorded in both OG&A expense and Other (Expense) Income lines. To facilitate better understanding of trends in year-over-year comparisons, the non-GAAP adjustment above re-aggregates the expense in OG&A - as it was historically presented prior to the ASU 2017-07 (with no impact to net income or earnings per share). Adjusted Non-GAAP Earnings 13 The adjusted non-GAAP measures presented in the table are being shown to reflect significant items that are non-recurring or variance from normal weather, however they should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP. (Full Year)

Covid-19: Margin Expectations 14 Covid-19 impacts on gross margin continued into the fourth quarter with commercial and industrial customer classes impacted more than forecasted (residential in line with forecast). Industrial load was incrementally impacted by non-Covid related closures of a few industrial customers. These customers, who do not procure supply from NorthWestern, account for a significant potion of volumes but have a less material impact on gross margin. For the fourth quarter, we estimate the gross margin detriment of Covid-19 to be $3 million - $4 million. Gallatin River

Covid-19: Expense Expectations 15 Expenses that decreased: • Distribution customer work • Contract services and material costs • Fleet fuel costs • Travel and employee education • Lower medical expense & incentive pay Covid-19 related expense reductions were generally in line with our expectations. However, without an approved recovery mechanism in place in Montana, increased uncollectable accounts expense and increased interest expense from higher liquidity needs more than offset Covid related savings. Expenses that increased: • Bad debt expense • Regulatory recovery in SD only • Covid-19 related charitable contributions Areas unchanged but will monitor and manage appropriately in 2021 • Capital spending at our expected level of approximately $400 million in 2020 • Supply chain – No significant issues - nearly all vendors in USA • Staffing levels – No layoffs and we still hired for critical positions

2020 Non-GAAP to 2021 EPS Bridge 16 Assumptions included in the 2021 Guidance includes, but not limited to, the following major assumptions: • Normal weather in our electric and natural gas service territories; • Continued Covid-19 related reduction in our commercial and industrial sales volumes, offset in part by an increase in usage by residential customers through the second quarter of 2021; • A consolidated income tax rate of approximately (2.5%) to +2.5% of pre-tax income; and • Diluted average shares outstanding of approximately 51.5 million to 51.8 million. The 20 cent EPS guidance range slightly wider than normal primarily due to Covid-19 uncertainties. Guidance range will likely be narrowed in the 2nd or 3rd quarter when we have a better sense of its impact to our margins. Non-GAAP 2020 to 2021 midpoint EPS growth rate of 4.5%. $2.48 annualized dividend is expected to be at the upper end of our 60%-70% targeted payout of EPS.

Earnings Per Share and Dividend History 17 See prior page for Guidance Assumptions and see “Non-GAAP Financial Measures” slide in appendix for reconciliation of “Non-GAAP Adjusted EPS” Non-GAAP Adjusted EPS Growth Averaged 4.3% from 2013 - 2020 Annualized dividend growth rate of 6.7% from 2013 - 2020 Continued investment in our system to serve our customers and communities is expected to provide annualized 4% - 5% growth in rate base and a targeted 3% - 6% annualized EPS growth to our investors over the long term. Maintaining our 60-70% targeted dividend payout ratio, we anticipate the dividend growth rate to be in line with the EPS growth rate going forward. Earnings Per Share vs Guidance Dividend and Payout Ratio

Based on the results of the competitive solicitation process in South Dakota, approximately $100 million of incremental investment for SD generation is included in the projections above (2021-2023). This level of capital investment is anticipated to result in annualized rate base growth of 4%-5%. The projections do not include investment necessary to address generation capacity shortages in Montana. We are reviewing the independent administrators analyses in the current all-source competitive solicitation and expect to announce the selection of multiple projects during the first quarter of 2021. We anticipate that at least one of our projects will be among those selected resulting in owned capacity generation investment in excess of $200 million over the next three years. Capital Investment Forecast 18 • $2.1 billion of total capital investment over the five year period. • We expect to finance this capital with a combination of cash flows from operations, first mortgage bonds and equity issuances. We anticipate initiating a 3-year $200 million At-the-Market (ATM) offering during 2021 and begin issuing equity under that program. The ATM issuances will be sized to maintain and protect our current credit ratings. Capital investment in response to our Montana electric supply resource planning would be incremental to these amounts. • Financing plans are subject to change, depending on capital expenditures, regulatory outcomes, internal cash generation, market conditions and other factors.

Generation Portfolio Update

Montana

- Initial bids from the February 2020, 280 MW, competitive solicitation were submitted in July 2020. Bid submissions were evaluated by an independent party. We are reviewing the analyses from the administrator and expect to announce the selection of multiple projects during the first quarter of 2021. Bids were submitted on our behalf for generating facilities providing long-duration flexible capacity in excess of 200 MWs. We anticipate that at least one of our projects will be among those selected resulting in owned capacity generation investment in excess of $200 million over the next 3 years, assuming we receive approval from the MPSC.
- Extremely cost-effective upgrades planned and underway for our owned hydro-electric facilities. Generator rewinds, turbine upgrades and other improvements are expected to add more than 40 MWs of hydro capacity over the next 5 years in addition to preparing for FERC relicensing of Thompson Falls (94 MWs) in 2025.
- Entry into the Western Energy Imbalance Market (EIM)
  - Anticipated entry in the second quarter of 2021.
  - Real-time energy market could mean lower cost of energy, more efficient use of renewables and greater power grid reliability.

South Dakota

- Construction continues for a 60MW flexible reciprocating internal combustion engines in Huron, SD to be online in late 2021 with construction costs of approximately $80 million (~$40 million invested in 2020).
- An additional 30-40 MW of flexible generation in Aberdeen, SD is in the planning stages and expected to be online in 2023 with a cost of approximately $60 million.

Western Energy Imbalance Market


Puget Sound Energy
Seattle City Light
Tacoma Power
Portland General Electric
PacifiCorp
BANC
Turlock Irrigation District
California ISO
Los Angeles Dept. of Water & Power
Salt River Project
Tucson Electric Power
Arizona Public Service
Public Service Company of New Mexico
NV Energy
Idaho Power
NorthWestern Energy
Market Operator
California ISO
EIM entity
Active participant
Planned EIM entry 2021
Planned EIM entry 2022

Significant investment opportunities identified to address critical generation capacity shortfall, including cost-effective hydro upgrades.

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Looking Forward (Regulatory) 20 * Of which $5.6 million related to a period in 2018 when Colstrip generation was operating intermittently to ensure it remained in compliance with environmental emission standards and $3.8 million related to the prorated application of the change in state law that eliminated the deadband component of the Power Cost and Credit Adjustment Mechanism. This disallowance was recorded as a $9.4 million reduction to revenues in the fourth quarter 2020. • The MPSC recently approved a pilot Fixed Cost Recovery Mechanism (FCRM) effective July 1, 2020. We asked the MPSC to delay the start of the pilot for one year until July 1, 2021 due to the uncertainty created by the Covid-19 pandemic. The MPSC granted the requested one-year delay. • In May 2019, we filed proposed revisions to our FERC transmission rates. In November 2020 we reached a settlement with intervenors establishing formula rates. The settlement, and a motion to implement settlement rates, were filed on November 16th. The motion was granted on November 25th and we began charging settlement rates on December 1st. As of December 31st, 2020 we had cumulative deferred revenue of approximately $31.3 million that is expected to be refunded. We refunded approximately $20.5 million to our wholesale and choice customers in January 2021 and expect to submit a compliance filing with the MPSC adjusting the FERC credit in our retail rates upon receipt of a final order. • Each year we submit filings for recovery of purchased power, natural gas and property tax costs. The respective state commissions review these tracker filings and make cost recovery determinations based on prudency. The MPSC voted in October to disallow recovery of approximately $9.4 million in prior period purchased power costs*. We issued refunds of these disallowed costs to customers in January 2021, with interest calculated from October 1, 2019 when interim rates went into effect.

• NorthWestern has a new Environmental, Social and Governance landing page. The new page: • Consolidates existing ESG information; • Includes disclosures of 19 new and existing policies and standards necessary for a best- practices ESG program; and • Includes a new, easy reference, Sustainability Statistics Report to disclose 5-year trend of operational and financial ESG data and statistics. • We continue to make progress on several ESG ratings with the most substantial improvement at MSCI (from BB to A in the latest report). • Along with investment in a system-wide electric vehicle charging infrastructure, we are also committed to a transition in our fleet starting in 2021. We are targeting 30% of light duty and bucket trucks and 20% of medium and heavy duty to be electric by 2030. ESG Advancements 21 www.northwesternenergy.com/our-company/investor-relations/ESG-Sustainability

Conclusion 22 Pure Electric & Gas Utility Solid Utility Foundation Best Practices Corporate Governance Attractive Future Growth Prospects Strong Earnings & Cash Flows

23 Appendix

24 Segment ResultsAppendix (1) (1) Gross Margin, defined as revenues less cost of sales, is a non-GAAP Measure. See appendix for additional disclosure. (1) (Full Year)

25 Electric SegmentAppendix (1) (1) Gross Margin, defined as revenues less cost of sales, is a non-GAAP Measure. See appendix for additional disclosure. (Full Year)

26 Natural Gas SegmentAppendix (1) (1) Gross Margin, defined as revenues less cost of sales, is a non-GAAP Measure. See appendix for additional disclosure. (Full Year)

Summary Financial Results 27 (1) (1) Gross Margin, defined as revenues less cost of sales, is a non-GAAP Measure. See appendix for additional disclosure. Appendix (Three Months Ended December 31)

$ 2.8 Property taxes recovered in revenue, offset in property tax expense 1.1 Operating expenses recovered in trackers, offset in operating expense (1.0) Production tax credits reducing revenue, offset in income tax expense (0.1) Gas production taxes recovered in revenue, offset in property & other taxes $ 2.8 Change in Gross Margin Offset Within Net Income $ (18.2) Decrease in Gross Margin 28 Gross MarginAppendix (Three Months Ended December 31) (dollars in millions) Three Months Ended December 31, 2020 2019 Variance(1) Electric $ 170.8 $ 186.1 $ (15.3) (8.2)% Natural Gas 56.8 59.7 (2.9) (4.8)% Total Gross Margin $ 227.6 $ 245.8 $ (18.2) (7.4)% Decrease in gross margin due to the following factors: $ (9.4) Disallowance of prior period supply costs (4.5) Electric retail volumes and demand (2.3) Natural gas retail volumes (0.9) Electric transmission (0.4) Montana natural gas production rates 0.5 Montana electric supply cost recovery (4.0) Other $ (21.0) Change in Gross Margin Impacting Net Income (1) Gross Margin, defined as revenues less cost of sales, is a non-GAAP Measure See appendix for additional disclosure.

Weather 29 Appendix (Three Months Ended December 31) We estimate unfavorable weather for the 4th quarter 2020 has contributed approximately $5.7M pretax detriment as compared to normal and $5.0M pretax detriment as compared to the same period in 2019. Degrees Fahrenheit from Average

Operating Expenses 30 Appendix (Three Months Ended December 31) (dollars in millions) Three Months Ended December 31, 2020 2019 Variance Operating, general & admin. $ 73.1 $ 79.3 $ (6.2) (7.8%) Property and other taxes 42.7 38.7 4.0 10.3% Depreciation and depletion 45.3 43.1 2.2 5.1% Operating Expenses $ 161.1 $ 161.1 $ 0.0 0.0% Decrease in Operating, general & admin expense due to the following factors: $ (4.4) Employee benefits (2.5) Uncollectible accounts (1.2) Environmental costs (1.1) Labor (1.0) Travel and training (0.7) Hazard tree trimming 1.2 Generation maintenance (2.0) Other $ (11.7) Change in OG&A Items Impacting Net Income $ 2.9 Non-employee directors deferred compensation, offset in other income 1.4 Pension and other postretirement benefits, offset in other income 1.2 Operating expense recovered in trackers, offset in revenue $ 5.5 Change in OG&A Items Offset Within Net Income $ (6.2) Decrease in Operating, General & Administrative Expenses $4.0 million increase in property and other taxes was primarily due to plant additions and higher estimated property valuations in Montana. $2.2 million increase in depreciation and depletion expense was primarily due to plant additions

Operating to Net Income 31 Appendix (Three Months Ended December 31) $0.4 million increase in interest expenses was primarily due to higher borrowings. $6.3 million increase in other expense was due to a $2.9 million decrease in other pension expense, a $1.4 million increase in the value of deferred shares held in a trust for non-employee directors deferred compensation and higher AFUDC. These changes to both pension and value of deferred shares are offset in operating expense with no impact to net income. $5.9 million increase in income tax benefits was primarily due to lower pre-tax income in 2020 as well as higher flow-through repairs deductions and higher production tax credits. (dollars in millions) Three Months Ended December 31, 2020 2019 Variance Operating Income $ 66.5 $ 84.7 $ (18.2) (21.5)% Interest Expense (24.5) (24.1) (0.4) (1.7)% Other Income / (Expense) 5.8 (0.5) 6.3 1,386.0% Income Before Taxes 47.8 60.1 (12.3) (20.5)% Income Tax Benefit / (Expense) 5.8 (0.1) 5.9 5,900.0% Net Income $ 53.6 $ 60.0 $ (6.4) (10.7)%

Income Tax Reconciliation 32 Appendix (Three Months Ended December 31)

Adjusted Non-GAAP Earnings 33 (1) As a result of the adoption of Accounting Standard Update 2017-07 in March 2018, pension and other employee benefit expense is now disaggregated on the GAAP income statement with portions now recorded in both OG&A expense and Other (Expense) Income lines. To facilitate better understanding of trends in year- over-year comparisons, the non-GAAP adjustment above re-aggregates the expense in OG&A - as it was historically presented prior to the ASU 2017-07 (with no impact to net income or earnings per share). The adjusted non-GAAP measures presented in the table are being shown to reflect significant items that were non- recurring or variance from normal weather, however they should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP. (Three Months Ended December 31) Appendix

34 Segment ResultsAppendix (1) (1) Gross Margin, defined as revenues less cost of sales, is a non-GAAP Measure. See appendix for additional disclosure. (1) (Three Months Ended December 31)

35 Electric SegmentAppendix (1) (1) Gross Margin, defined as revenues less cost of sales, is a non-GAAP Measure. See appendix for additional disclosure. (Three Months Ended December 31)

36 Natural Gas SegmentAppendix (1) (1) Gross Margin, defined as revenues less cost of sales, is a non-GAAP Measure. See appendix for additional disclosure. (Three Months Ended December 31)

Our electric QF liability consists of unrecoverable costs associated with contracts covered under PURPA that are part of a 2002 stipulation with the MPSC and other parties. Risks / losses associated with these contracts are born by shareholders, not customers. Therefore, any mitigation of prior losses and / or benefits of liability reduction also accrue to shareholders. Qualified Facility Earnings Adjustment 37 Appendix The gain in 2020 for our QF liability was $3.1 million in total, it was comprised of $2.2 million adjustment to the liability and $0.9 million lower actual costs over last 12 months (QF contract year). This $3.1 million benefit is $3.3 million less than the $6.4 million total benefit we recognized in Q2 last year. Due to our expectations regarding the remeasurement frequency of our QF liability, we no longer reflect this adjustment as a non-GAAP measure.

Quarterly PCCAM Impacts 38 Appendix In 2017, the Montana legislature revised the statute regarding our recovery of electric supply costs. In response, the MPSC approved a new design for our electric tracker in 2018, effective July 1, 2017. The revised electric tracker, or PCCAM established a baseline of power supply costs and tracks the differences between the actual costs and revenues. Variances in supply costs above or below the baseline are allocated 90% to customers and 10% to shareholders, with an annual adjustment. From July 2017 to May 2019, the PCCAM also included a "deadband" which required us to absorb the variances within +/- $4.1 million from the base, with 90% of the variance above or below the deadband collected from or refunded to customers. In 2019, the Montana legislature revised the statute effective May 7, 2019, prohibiting a deadband, allowing 100% recovery of QF purchases, and maintaining the 90% / 10% sharing ratio for other purchases.

Rate Base & Authorized Return Summary 39 Appendix (1) The revenue requirement associated with the FERC regulated portion of Montana electric transmission and ancillary services are included as revenue credits to our MPSC jurisdictional customers. Therefore, we do not separately reflect FERC authorized rate base or authorized returns. (2) The Montana gas revenue requirement includes a step down which approximates annual depletion of our natural gas production assets included in rate base. (3) For those items marked as "n/a," the respective settlement and/or order was not specific as to these terms. We anticipate current capital investment projections to result in annualized rate base growth of 4%-5%

These materials include financial information prepared in accordance with GAAP, as well as other financial measures, such as Gross Margin and Adjusted Diluted EPS, that are considered “non-GAAP financial measures.” Generally, a non-GAAP financial measure is a numerical measure of a company's financial performance, financial position or cash flows that exclude (or include) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP. Gross Margin (Revenues less Cost of Sales) is a non-GAAP financial measure due to the exclusion of depreciation from the measure. Gross Margin is used by us to determine whether we are collecting the appropriate amount of energy costs from customers to allow recovery of operating costs. Adjusted Diluted EPS is another non-GAAP measure. The Company believes the presentation of Adjusted Diluted EPS is more representative of our normal earnings than the GAAP EPS due to the exclusion (or inclusion) of certain impacts that are not reflective of ongoing earnings. The presentation of these non- GAAP measures is intended to supplement investors' understanding of our financial performance and not to replace other GAAP measures as an indicator of actual operating performance. Our measures may not be comparable to other companies' similarly titled measures. Non-GAAP Financial Measures 40 Appendix

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